EXHIBIT 23.3

Consent of Lee Keeling and Associates, Inc. – Independent Petroleum Engineers

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our “Appraisal of Oil and Gas Properties dated January 1 2006". which appears in Arena Resources, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2005 We further consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ Lee Keeling and Associates, Inc.

Lee Keeling and Associates, Inc.

Tulsa, Oklahoma
July 11, 2006